Exhibit 99.1

MEDCATH CONTACT:
O. Edwin French	Art Parker
President & Chief Executive Officer	Interim Chief Financial Officer
(704) 708-6600	(704) 708-6600
MedCath Provides Preliminary Second Quarter Fiscal 2008 Earnings and Updates
Fiscal 2008 Outlook
     CHARLOTTE, N.C., April 21, 2008 — MedCath Corporation (Nasdaq: MDTH) announced today preliminary summary results for its second quarter of fiscal 2008, which ended March 31, 2008. In addition, MedCath announced a revised fiscal 2008 outlook. MedCath’s preliminary earnings for the second quarter of fiscal 2008 and its revised outlook for fiscal 2008 account for Dayton Heart Hospital as an asset held for sale. MedCath announced on March 24, 2008 that it had entered into a definitive agreement to sell Dayton Heart Hospital.
     MedCath anticipates that its net revenue for the second quarter of fiscal 2008 will be $156.7 to $157.3 million, its Adjusted EBITDA $23.4 to $24.0 million and its earnings from continuing operations $5.0 to $5.6 million or $0.25 to $0.28 per diluted share. During the quarter, MedCath incurred prior period cost report settlements which reduced preliminary net revenue and Adjusted EBITDA by $0.2 million and income from continuing operations by $0.1 million. Also during the second fiscal quarter, MedCath incurred $0.2 million, or $0.01 per diluted share, in share-based compensation expense and $0.3 million, or $0.02 per diluted share, in pre-opening expense related to its development project in Kingman, Arizona. Share-based compensation expense and pre-opening expense are excluded from preliminary Adjusted EBITDA but are included in preliminary income from continuing operations for the second quarter of fiscal 2008.

     “The operating environment in our fiscal second quarter reflects a shift in product and payer mix that causes us to moderately recast our expectations,” said O. Edwin French, MedCath’s President and Chief Executive Officer. “Despite this, we are reinforced in our strategy and pleased with our progress in rationalizing assets with a focus on expanding and diversifying our services. The changes we experienced this quarter in our cardiovascular services support our diversification strategy. In this regard, we have announced projects that will add 34% capacity growth, the preponderance of which is dedicated to diversification of our revenue base; something two years ago was aspired to evolve. In addition, we believe we have organic growth that remains through both cost containment and revenue opportunities in both our Hospital Division and MedCath Partners.”
     MedCath’s preliminary second quarter financial results indicate:
•	Lower than anticipated inpatient volumes. For the quarter, same-facility admissions were down 0.9% in comparison to the second quarter of fiscal 2007.

•	Lower than anticipated revenue per adjusted admission. For the quarter, same-facility revenue per adjusted admission decreased 0.4% when compared to the second quarter of fiscal 2007, which was below the Company’s expectation. The decline was primarily due to an increase in charity care provided to patients receiving non-elective procedures; an increase in the proportion of net revenue that was derived from outpatient services, which typically are lower reimbursing procedures; and a decrease in the Company’s case mix index (CMI) during the quarter, which measures the complexity of inpatient procedures performed. The reduction in CMI was primarily due to a 3.2% reduction in inpatient drug eluting stent procedures, a 6.6% decline in inpatient bare metal stent procedures and a 2.9% decline in open heart procedures.

•	Lower than expected net revenue and Adjusted EBITDA within the MedCath Partners Division due to continued weaknesses in certain of the division’s majority owned catheterization laboratories and its mobile leasing unit.

Revised 2008 Outlook
     As part of the announcement today, MedCath is providing the following Revised Outlook for its fiscal 2008, which ends September 30, 2008.

Revised 2008 Outlook
($ and shares in millions)

Net Revenue	$620.0 to $630.0
Adjusted EBITDA	$98.0 to $101.0
Income from continuing operations	$25.8 to $27.4
Maintenance Capital Expenditures	$33.0 to $37.0
Diluted Share Count	19.9 to 20.1
     Consistent with the Company’s past practice, the Revised 2008 Outlook excludes pre-opening expense and share-based compensation expense. The Company estimates pre-opening expense will total $1.0 million during fiscal 2008.
Conference Call to Discuss Second Quarter Results
          MedCath Corporation (Nasdaq: MDTH) will host a conference call Wednesday, May 7, at 9 a.m. Eastern Time to discuss results from its second quarter ended March 31, 2008. The company will issue a press release announcing those results prior to the earnings call.
What:	Second Quarter Earnings Conference Call

When:	9:00 a.m. ET, Wednesday, May 7, 2008

How:	Dial-in conference call

(877) 697-5351 (domestic callers), (706) 634-0602 (international callers)

Conference ID: 44446703

Live web cast at www.medcath.com

Contacts:	O. Edwin French, President & CEO

Art Parker, Interim Chief Financial Officer

     The conference call will be archived and accessible by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers). The archived conference ID is 44446703. The call will be accessible until 11:59 p.m. ET on May 14, 2008. It also will be available on the company’s web site (www.medcath.com) on or immediately following May 7 for 30 days.
     MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. Following completion of the divestiture of Dayton Heart Hospital, MedCath will own an interest in and operate nine hospitals with a total of 616 licensed beds, located in Arizona, Arkansas, California, Louisiana, New Mexico, South Dakota, and Texas. MedCath is in the process of developing its tenth hospital in Kingman, Arizona. In addition, MedCath and its subsidiary MedCath Partners provide services in diagnostic and therapeutic facilities in various states.
Use of Non-GAAP Financial Measures
     This release contains measures of MedCath’s historical financial performance that are not calculated and presented in conformity with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA. Adjusted EBITDA represents MedCath’s income from continuing operations before interest expense; interest and other income, net; income tax expense; depreciation; amortization; share-based compensation expense; pre-opening expenses; loss on disposal of property, equipment and other assets; loss on early extinguishment of debt; equity in net earnings of unconsolidated affiliates; minority interest share of earnings of consolidated subsidiaries, share-based compensation, and pre-opening expenses. MedCath’s management uses Adjusted EBITDA to measure the performance of the company’s various operating entities, to compare actual results to historical and budgeted results, and to make capital allocation decisions. Management provides Adjusted EBITDA to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA as a financial performance measure. Because Adjusted EBITDA is a non-GAAP measure, Adjusted EBITDA, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations.
# # #
     Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control. Actual results could differ materially from those projected in these forward-

looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy.
     These various risks and uncertainties are described in detail in MedCath’s Form 10-K filed with the Securities and Exchange Commission on December 14, 2007, and MedCath’ other filings with the Securities and Exchange Commission. These filings are available on the internet site of the Securities and Exchange Commission at http://www.sec.gov.
MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL
MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The following table reconciles preliminary Adjusted EBITDA with MedCath’s unaudited preliminary income from operations for the second quarter ending March 31, 2008:

	Three Months Ended March 31,
	2008 Range
	(in millions)

Income from continuing operations	$5.0	$5.6
Add:
Income tax expense	$3.5	$3.5
Minority interest share of earnings of consolidated subsidiaries	$5.2	$5.2
Equity in net earnings of unconsolidated affiliates	$(2.2)	$(2.2)
Interest expense, net	$3.4	$3.4
Loss on disposal of equipment	$0.1	$0.1
Depreciation and amortization	$7.9	$7.9
Pre-opening expenses	$0.3	$0.3
Share-based compensation expense	$0.2	$0.2
Adjusted EBITDA	$23.4	$24.0
The following table reconciles estimated Adjusted EBITDA with MedCath’s estimated income from operations excluding pre-opening expenses and share- based compensation for the fiscal year ending September 30, 2008:

	Fiscal 2008 Guidance Range
	(in millions)

Income from continuing operations excluding pre-opening expense and share-based compensation expense	$25.8	$27.4
Add:
Income tax expense	$17.6	$18.3
Minority interest share of earnings of consolidated subsidiaries	$20.5	$21.1

	Fiscal 2008 Guidance Range
	(in millions)

Equity in net earnings of unconsolidated affiliates	$(9.1)	$(9.2)
Interest expense, net	$13.2	$13.2
Depreciation and amortization	$30.0	$30.2
Adjusted EBITDA	$98.0	$101.0